SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ]	Definitive Information Statement

FOX PETROLEUM INC.
(Name of Registrant as Specified in Charter)

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INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934

FOX PETROLEUM INC.
64 Knightsbridge
London, England SW1X 7JF, UK

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished to the stockholders of record of Fox Petroleum Inc., a Nevada corporation (which we refer to in this information statement as “we”, “us”, or “our”). This information statement is being furnished to our stockholders of record to inform them about an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 90,000,000 to 500,000,000. No action is requested or required on your part.

On November 26, 2008, our board of directors unanimously approved the amendment to our articles of incorporation described above and fixed December 5, 2008 as the record date for the determination of stockholders who are entitled to give written consents to the amendment to our articles of incorporation. Subsequent to the approval of our board of directors of the amendment to our articles of incorporation, Carbon Energy Investments Limited and Trafalgar Capital Specialized Investment Fund, the holders of the majority of the outstanding shares of our common stock, gave us their written consent to the amendment to our articles of incorporation effective December 6, 2008.

We are furnishing this information statement on or about February 5, 2009 to all stockholders of record as of the record date pursuant to Regulation 14C of the Securities Exchange Act of 1934. At least 20 days after the mailing of this information statement, we will file a certificate of amendment to amend our articles of incorporation to increase the authorized number of shares of our common stock with the Nevada Secretary of State. The certificate of amendment will become effective when it is filed with the Nevada Secretary of State.

We will bear the entire cost of furnishing this information statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY
STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM
YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

RECORD DATE AND VOTING SECURITIES

On November 26, 2008, our board of directors fixed December 5, 2008 as the record date for the determination of stockholders who are entitled to give written consents to the amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 90,000,000 to 500,000,000. As of the record date, we had a total of 84,668,245 shares of common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote for each share of our common stock held with respect to all matters voted on by such stockholder.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our articles of incorporation currently authorize the issuance of 90,000,000 shares of common stock with a par value of $0.001. On November 26, 2008, our board of directors unanimously approved the amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 90,000,000 to 500,000,000. The approval of the amendment to our articles of incorporation requires the consent of the holders of at least a majority of the outstanding shares of our common stock. Subsequent to the approval of our board of directors of the amendment to our articles of incorporation, Carbon Energy Investments Limited and Trafalgar Capital Specialized Investment Fund, the holders of the majority of the outstanding shares of our common stock, gave us their written consent to the amendment to our articles of incorporation effective December 6, 2008.

Reasons for the Increase in Authorized Share Capital

The general purpose of the amendment to our articles of incorporation is to increase our authorized share capital which will enhance our ability to finance the development and operation of our business.

Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our stockholders. Shares of our common stock carry no pre-emptive rights to purchase additional shares.

Effect of the Increase in the Authorized Share Capital

The amendment to our articles of incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders. However, our board of directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Effective Date of the Increase in the Authorized Share Capital

Stockholder approval for the amendment to our articles of incorporation was obtained by written consent of two stockholders owning, in the aggregate, 69,500,000 shares of our common stock, which represented 82.1% of the 84,668,245 issued and outstanding shares of our common stock on the record date, December 5, 2008. The increase in our authorized share capital will not become effective until not less than 20 days after this information statement is first mailed to stockholders of our common stock and until the appropriate filing is made with the Nevada Secretary of State.

DISSENTERS’ RIGHTS OF APPRAISAL

Under Nevada law, our stockholders are not entitled to dissenters’ rights of appraisal with respect to our proposed amendment to our articles of incorporation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this information statement, since March 1, 2007, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any person who has been a director or officer of our company at any time since March 1, 2007;

2.	any nominee for election as a director of our company; and

3.	any associate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management”. No director has advised that he intends to oppose the amendment to our articles of incorporation, as more particularly described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of January 5, 2009, certain information with respect to the beneficial ownership of our common stock by each of our current directors and certain executive officers and by each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Directors and Executive Officers
Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Richard Moore President, Chief Executive Officer, Director and Chairman	Common Stock	1,111,084	1.31%

Directors and Executive Officers
Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Alexander Craven Executive Vice President, Compliance Officer and Director	Common Stock	1,637,874	1.93%
William MacNee Chief Operating Officer and Director	Common Stock	Nil	Nil
Jonathan Wood Chief Financial Officer and Director	Common Stock	Nil	Nil
Robert Frost Director	Common Stock	Nil	Nil
Michael Rose Director	Common Stock	Nil	Nil
John Spence Director	Common Stock	Nil	Nil
Directors and Executive Officers as a Group (7 persons)	Common Stock	2,748,958	3.25%

(1)

Based on 84,668,245 shares of our common stock issued and outstanding as of January 5, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

5% or More Stockholder
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Carbon Energy Investments Limited 31-32 Ely Place London, UK EC1N 6TD	Common Stock	52,000,000	61.4%
Trafalgar Capital Specialized Investment Fund 8-10 Rue Mathias Hardt, BP 3023 L-1030, Luxembourg	Common Stock	19,700,000 (2)	22.7% (2)

(1)

Based on 84,668,245 shares of our common stock issued and outstanding as of January 5, 2009. Shares of our common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.001 per share and 15,000,000 shares of our common stock issued as pledged property.

CHANGE OF CONTROL

On November 5, 2008, we entered into a subscription agreement with Carbon Energy Investments Limited for the sale of 80,000,000 shares of our common stock at a price of $0.50 per share for the aggregate price of $40,000,000. Carbon Energy agreed to pay for the shares as follows:

$15,000,000 on or before December 12, 2008;

$15,000,000 on or before January 31, 2009; and

$10,000,000 on or before March 31, 2009.

On November 26, 2008, we issued 50,000,000 shares of our common stock to Carbon Energy in consideration for $25,000,000 to be received pursuant to the above-mentioned subscription agreement.

On November 5, 2008, we entered into an agreement to purchase shares in Alaska Oil & Gas Resources Limited with Carbon Energy. Carbon Energy is the sole owner of Alaska Oil & Gas. Pursuant to the agreement, we agreed to acquire 100% of the issued shares of Alaska Oil & Gas from Carbon Energy in consideration for $57,500,000, $250,000 of which was to be paid in cash and the remainder by the issuance of 57,250,000 shares of our common stock at a deemed price of $1.00 per share. In addition, Carbon Energy agreed to procure the directors of Alaska Oil & Gas to appoint Richard Moore (our chairman, president, chief executive officer and director) as director and another party as director and as secretary of Alaska Oil & Gas. On the same day, Mr. Moore and William MacNee (our chief operating officer and director) were appointed as directors of Alaska Oil & Gas.

On November 28, 2008, we entered into an amendment agreement with Carbon Energy relating to the purchase of Alaska Oil & Gas whereby it was agreed that the consideration to be paid pursuant to the agreement was varied such that the consideration would amount to $57,500,000, payable by the issuance of 2,000,000 shares of our common stock within three business days of November 2008 and 55,500,000 shares on completion of the transaction, as described in the agreement for the purchase of Alaska Oil & Gas, with all shares having a deemed price of $1.00 per share.

On December 3, 2008, we also entered into a letter agreement with Carbon Energy whereby Carbon Energy agreed to return 2,000,000 shares of our common stock to our company upon demand unless certain conditions are fulfilled or waived. The conditions are, among others, that Carbon Energy must complete in full the subscription agreement dated November 5, 2008 except that the first $20,000,000 must be paid to our company on or before December 7, 2008 and that Carbon Energy must sell our company Alaska Oil & Gas which must own North Alexander, Kitchen and East Kitchen oil and gas leases pursuant to the agreement relating to the purchase of Alaska Oil & Gas.

On November 26, 2008, we issued 50,000,000 shares of our common stock to Carbon Energy in consideration for $25,000,000 to be received. On December 2, 2008, we issued an additional 2,000,000 shares of our common stock to Carbon Energy pursuant to the terms of the amendment agreement. As a result, Carbon Energy now owns 52,000,000, or approximately 61.4%, of the issued and outstanding shares of our common stock. We anticipate that Carbon Energy will use its working capital to pay the $25,000,000 to our company. Upon the completions of the sale of 80,000,000 shares of our common stock and the purchase of Alaska Oil & Gas, Carbon Energy will have acquired 137,500,000 shares of our common stock.

As of January 5, 2009, there are no arrangements or understanding with Carbon Energy and its associates with respect to the election of directors of the company. There are also no arrangements known to the company, the operation of which may at a subsequent date result in a change of control of the company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered.

If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: Fox Petroleum Inc., 64 Knightsbridge, London, England SW1X 7JF, UK or call us at 44-207-590-9630. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities Exchange Commission relating to our business, financial statements and other matters. You may review a copy of such reports and other information at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms. Our filings can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

By order of the board of directors,

/s/ RICHARD MOORE
RICHARD MOORE
President, Chief Executive Officer,
Director and Chairman

Date: January 6, 2009